Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BayCom Corp of our report dated February 23, 2018, relating to the consolidated financial statements of BayCom Corp, which appears in BayCom Corp’s Registration Statement on Form S-1 (No. 333-224236).

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
May 8, 2018